UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2005

PARADIGM OIL AND GAS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-103780	33-1037546
(State or Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12880 Railway Avenue, Unit 35, Richmond, B.C., Canada V7E 6G4 phone: (604) 275-6519 fax: (604) 275-6301
(Address and telephone number of principal executive office)

Paradigm Enterprises, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry Into A Material Definitive Agreement

On February 14, 2005 the Corporation entered into a Farmout and Option Agreement with 1132559 Alberta Ltd., a private Alberta corporation whereby Paradigm will farm in to a 5% interest in a test well at Township 91, Range 13 W5M: SE Section 36, and a similar interest in an additional option well at Township 91, Range 12 W5M: NW Section 29 in the Sawn Lake, Alberta oil and gas project. Paradigm will also have a right of first refusal (RoFeR) to participate in each drilling spacing unit through a farm in on the lands held by Deep Well Oil and Gas in the Sawn Lake project in which 1132559 Alberta Ltd has an interest. The final terms of the option for the additional DSUs are yet to be agreed upon by both parties.

Paradigm will earn 100% of the farmor’s interest (an undivided 10% interest in the drilling spacing unit) before payout (BPO), reverting to 50% of the farmor’s interest (an undivided 5% interest) after payout (APO). Paradigm will have earned a 5% interest in the remaining wells to be drilled in that drilling spacing unit.

In order to earn its interest in the initial test well, total costs of the test well, estimated to be CA $216,489, up to the point of commercial oil sales are to be borne one hundred percent (100%) by Paradigm in order to earn its undivided interest. Total costs, estimated to be CA $216,489, of the option well up to the point of commercial oil sales are also to be borne one hundred percent (100%) by Paradigm in order to earn its undivided interest. Payment of the full AFE amount is due upon invoicing of Paradigm by the operator (1132559 Alberta Ltd.) for each of the test and option wells.

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

1.
On February 15, 2005, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee approved the appointment of Mr. Shiraz Dhanani as a director of the Corporation.

Shiraz Dhanani is a geoscientist with wide ranging geophysical and project management skills acquired over 25 years of working for majors oil and gas corporations on five continents. His past assignments have included work in the North Sea, Libya, South America and the Middle East. He is also the majority shareholder and managing director of G Space Ltd, a London (UK) based oil & gas consulting company which counts independent and major oil companies as its clients. He is also the CEO of Sun Energy Group Inc. which is a private Alberta based corporation pursuing oil and gas producing assets in Bolivia and the United Kingdom.

Mr. Dhanani is a graduate of the University of Sussex and did his graduate work at the University of Bath, both in the UK. He is a member of various professional bodies of geoscientist and petroleum engineers and has published an assortment of technical papers. He speaks various languages by virtue of having lived in several parts of the world.

A significant network of international alliances is being presented to Paradigm by the addition of Mr. Dhanani to its Board of Directors. Through these strong alliances Paradigm will have access to hundreds of years of world class technical experience.

These alliances also include access to opportunities in the form of farm in agreements or outright purchases in properties that the majors are in the process of spinning off.

Item 9.01         Financial Statements and Exhibits

Exhibit No. 99.1	Farmout and Option Agreement between the Corporation and 1122559 Alberta Ltd., dated February 15, 2005.

Exhibit No. 99.2	News Release dated February 15, 2005 regarding the appointment of Shiraz Dhanani to the Board of Directors.

Exhibit No. 99.3	News Release dated February 18, 2005 regarding the acquisition of a farmout interest in the Sawn Lake oil and gas project

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
/s/ “Robert L. Pek”	President, Chief Executive Officer (Principal Executive Officer), Secretary Treasurer, Chief Financial Officer (Principal Financial and Accounting Officer) and a member of the Board of Directors	February 18, 2005

EXHIBIT INDEX

Exhibit No. 99.1	Farmout and Option Agreement between the Corporation and 1122559 Alberta Ltd., dated February 15, 2005.

Exhibit No. 99.2	News Release dated February 15, 2005 regarding the appointment of Shiraz Dhanani to the Board of Directors.

Exhibit No. 99.3	News Release dated February 18, 2005 regarding the acquisition of a farmout interest in the Sawn Lake oil and gas project